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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this registration statement of our report dated November 9, 1999 included herein and to all references to our Firm included in this registration statement.



                                                             ARTHUR ANDERSEN LLP

Houston, Texas
November 12, 1999